UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 2, 2019
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1200
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of New Relic, Inc. (the “Company”), approved annual base salaries and target annual cash bonus opportunities for the 2020 fiscal year for certain of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), effective April 1, 2019. The base salary and target annual cash bonus opportunity percentage for Lewis Cirne, the Company’s Chief Executive Officer, remained the same as fiscal 2019. The Company’s other two named executive officers, Mark Sachleben and James Gochee, received annual salary increases for fiscal 2020 of 4% and 3%, respectively. Mr Sachleben’s target annual cash bonus opportunity percentage was increased from 60% to 70% of his base salary, while Mr. Gochee’s annual cash bonus opportunity percentage remained the same as fiscal 2019.
In addition, the Committee approved a stock option grant to Mr. Cirne, effective May 15, 2019, to purchase up to $4,600,000 worth of shares of the Company’s Common Stock, which option is to vest and become exercisable with respect to 1/48th of the total number of shares subject to the award vesting in equal increments each month following the vesting commencement date of April 1, 2019, subject to his continued employment through each such vesting date. The number of shares of common stock underlying the stock option award will be determined on the date of grant by dividing the value of the award by the average closing price of the Company’s common stock as reported on the New York Stock Exchange for the thirty-day calendar period immediately preceding the date of grant. The Committee also approved equity award grants to Messrs. Sachleben and Gochee, effective May 15, 2019, split between stock options and restricted stock units (“RSUs”), the values of which were, in the case of Mr. Sachleben, approximately the same, and in the case of Mr. Gochee, less than, similar grants made to such executive officers in fiscal 2019. These equity awards vest in the same manner as the fiscal 2019 grants to such officers. Each stock option and RSU was granted pursuant to the Company’s 2014 Equity Incentive Plan and the form of Stock Option Grant Notice and Stock Option Grant Agreement or form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, as applicable, in substantially the form approved previously by the Board or the Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: May 7, 2019	By:	/s/ Mark Sachleben
Mark Sachleben